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                       FOURTH LEASE MODIFICATION AGREEMENT


     THIS FOURTH LEASE MODIFICATION AGREEMENT, made this 18th day of June, 1996 by and between HARTZ MOUNTAIN DEVELOPMENT CORP., a New Jersey corporation, having an office at 400 Plaza Drive, Secaucus, New Jersey 07094 (hereinafter referred to as "Landlord") and ALLIANCE CAPITAL MANAGEMENT L.P., having an office at 500 Plaza Drive, Secaucus, New Jersey 07094 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

     WHEREAS, by Agreement of Lease dated September 16, 1986, as amended December 9, 1986, May 23, 1994 and June 9,1994 (herein referred to collectively as the "Lease") , Landlord leased to Alliance Capital Management Corporation and Alliance Capital Management Corporation hired from Landlord approximately 67,392 square feet of Floor Space (the 'Original Demised Premises") located on the third (3rd) floor of the Building known as 500 Plaza Drive, Secaucus, New Jersey and an additional 11,992 square feet of Floor Space (the "Additional Premises") in other areas of the Building (the Original Demised Premises and the Additional Demised Premises, together with any other space leased pursuant to the terms hereof, shall collectively be referred to as the "Demised Premises"); and

     WHEREAS, by Assignment of Lease dated April 29, 1988, Alliance Capital Management Corporation assigned the Lease to Tenant; and

     WHEREAS, the Lease is currently scheduled to expire on October 31, 2002 (the "Old Expiration Date"); and

     WHEREAS, Landlord and Tenant wish to extend the Term of the Lease, reduce the Floor Space of the Demised Premises and amend the Lease accordingly;

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     NOW, THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree as follows:

1.   A.   EXTENDED PERIOD:.  The Term of the Lease is hereby extended for a period of approximately fourteen years, from November 1, 2002 until December 31, 2016 (the "Expiration Date"), which period is hereinafter defined as the "Extended Period").

     B. ADA COMPLIANCE: To the extent required by any governmental authority having jurisdiction over the Demised Premises, Landlord agrees to correct any violations of the American with Disabilities Act 42 USCA 12101-12213, to the extent any such violations arise out of conditions existing on the date hereof, provided that Landlord shall not be responsible for any violations having arisen as a result of changes to the Demised Premises performed by Tenant, nor shall Landlord be responsible hereunder with respect to the Additional Premises unless Tenant exercises its right to remain in occupancy thereof pursuant to Section 7.A. (6) and (7) hereof.

2. FIXED RENT: Fixed Rent during the period from and after June 16, 1997 shall be as follows: From June 16, 1997 until June 15, 2002, at an annual rate of Nineteen and 00/100 Dollars ($19.00) per square foot multiplied by the Floor Space of the Demised Premises; from June 16, 2002 until June 15, 2007, at an annual rate of Twenty-one and 00/100 Dollars ($21.00) per square foot multiplied by the Floor Space of the Demised Premises; from June 16, 2007 until June 15, 2012, at an annual rate of Twenty-four and 00/100 ($24.00) per square foot multiplied by the Floor Space of the Demised Premises; and from June 16, 2012 until the Expiration Date, at an annual rate of Twenty-eight and 00/100 ($28.00) per square foot multiplied by the Floor Space of the Demised Premises.

3. BASE YEAR: For purposes of calculating Real Estate Taxes and Operating Expenses on the Demised Premises during the period from and after June 16, 1997, the Base Year shall be the twelve

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month period of June 16, 1997 through June 15, 1998.

4. SURRENDER: Tenant's leasing of the Additional Premises, which is referred to as Unit A and Unit B in the prior lease modifications, shall terminate on June 15, 1997, subject to Tenant's rights in Section 7 below. Tenant agrees to vacate and surrender the Additional Premises on or before June 15, 1997 in accordance with the surrender provisions of Article 26 of the Lease.

5. TENANTS FRACTION: Effective the later to occur of June 16, 1997 or the date Tenant surrenders the Additional Premises in accordance with the surrender provisions contained in Article 26 of the Lease, the Tenant's Fraction shall be reduced to 15.12% and Tenant shall cease paying Rent on the Additional Premises.

6. TENANT'S RIGHT TO CANCEL: Tenant shall have the right, upon written notice to Landlord (the "Termination Notice"), to terminate the leasing of all or any part of the Demised Premises without penalty, effective as of June 15, 2007 and/or June 15, 2012. Any such Termination Notice shall be given to Landlord not less than nine months prior to the date upon which such termination is to be effective and shall, notwithstanding the foregoing, be for not less than all of the space leased by Tenant on the floor(s) on which Tenant desires to exercise such right to cancel, provided that in the event Tenant desires to terminate its leasing of space which is separate from and not contiguous with other space on the same floor, Tenant may do so, provided it terminates all contiguous space.

7.   EXPANSION OPTIONS:

     A. Landlord agrees, subject to existing and future renewals or extensions of existing leases and the rights, if any, of the other, tenants in the Building, that Tenant shall have the right to lease any one or more of the following five locations in the Building upon and subject to the conditions contained below:

          1. Approximately 22,700 square feet occupied by Reed Travel Group, located

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               on the second floor, with a termination date of March 31, 1997.

          2. Approximately 7,000 square feet occupied by Dean Witter Reynolds on the second floor, with a termination date of April 30, 1998.

          3. Approximately 10,000 square feet occupied by Scarinci Hollenbeck located on the second floor, with a termination date of April 30, 1999.

          4. Approximately 9,400 square feet occupied by Rockwell International located on the second floor, with a termination date of July 31, 1999.

          5. Approximately 38,000 square feet located on the seventh floor, now occupied by National Electric Information Corp. with a termination date of June 30, 1997.

          6. Approximately 7,300 square feet occupied by Tenant located on the second floor, with a termination date of June 15, 1997.

          7. Approximately 4,600 square feet occupied by Tenant located on the second floor, with a termination date of June 15, 1997.

          For purposes hereof, including calculating Fixed Rent and Tenant's Fraction, all square footage shall be measured and determined in accordance with the terms of the Lease. Any failure on the part of Tenant to exercise any one of the options set forth above shall not prevent Tenant from exercising any of the subsequent options provided for above.

     B. The leasing of such additional space shall be for a term co-terminus with the leasing of the Demised Premises. The Fixed Rent shall be at the same rate as the Fixed Rent on the Demised Premises. The Additional Charges and the Base Year utilized for calculating the Real Estate Taxes and Operating Expenses shall be the same as

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          provided herein with respect to the Demised Premises.  If Tenant shall notify Landlord in writing at least nine (9) months prior to the expiration date of the respective additional space referred to in subparagraph A hereof, of its election to lease the additional space, which election shall be irrevocable, then at the request of either Landlord or Tenant, both Landlord and Tenant shall promptly execute and deliver a modification of this Lease incorporating, the terms and conditions with respect to the leasing of the additional space.

     C. Upon written request by Tenant, Landlord shall notify Tenant with respect to any changes in the availability dates of the above listed additional space. If Tenant shall fail to notify Landlord in writing of its election to lease such additional space, at least nine (9) months prior to the expiration date referred to in subparagraph A hereof, time being of the essence, then the rights granted to the Tenant as set forth in subparagraph A of this Section with respect to the additional space referred to shall automatically terminate and come to an end. If Tenant shall not elect to lease such additional premises within such time, Landlord may thereafter enter into a lease for such additional space free of the restrictions herein stated.

     D. The rights so granted to Tenant shall (i) not be effective at any time Tenant is in default of the Lease beyond any applicable notice and cure periods; and (ii) terminate and become null and void upon the expiration or sooner termination of the Lease.

     E. Notwithstanding anything to the contrary contained in the Lease (except as hereinafter provided in this subparagraph E), the additional space will be delivered in "as is" condition. Notwithstanding the foregoing or anything else to the contrary contained in the Lease, it shall be Landlord's obligation to assure compliance, to the

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          extent necessary, with the provisions of the Americans with
          Disabilities Act as of the date of delivery to Tenant of such additional space.

8. SIGNAGE AND CARPETING: Notwithstanding anything contained herein to the contrary, Tenant shall be permitted, subject to Landlord's approval of a sign plan, which approval shall not be unreasonably withheld or delayed, to install a ground mounted sign at ground level in front of the Building, provided (i) it is consistent with the existing ground mounted signs; and
     (ii) it complies with all requirements of the Hackensack Meadowlands Development Commission and all Legal Requirements. Tenant shall also be permitted to install its logo and lettering on the wall in the common area on the second floor of the Building in the area adjacent to the Building directory, provided such logo and lettering is no greater in size than the Scarinci & Hollenbeck lettering on the first floor of the Building and otherwise conforms to the sign plan set forth in Exhibit A attached hereto. Tenant shall also be permitted to install new carpeting in the common area stairway between the second and third floors of the Building, subject to Landlord's prior approval of such carpeting, which approval shall not be unreasonably withheld or delayed. Landlord hereby approves of Bentley Grosvener, 54 oz., Sample C-3, 38.

9.   RIGHT OF FIRST REFUSAL:

     A. Landlord agrees that, at any time and from time to time during the term of the Lease prior to entering into any new lease for premises in the Building (other than extensions or renewals or expansions of existing leases) to an entity whose use of such space directly competes with Tenant, Landlord shall, provided Tenant is not then in default of this Lease beyond any applicable notice and cure periods, first notify Tenant in writing of its intention so to do, which notice shall set forth the rent,

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          terms and other conditions upon which such lease is intended to be consummated ("Landlord's Notice").  Tenant shall have a period of five
          (5) business days following the giving of Landlord' s Notice to notify Landlord of its election to enter into a lease for such additional premises as tenant upon the rent, terms and conditions set forth in Landlord's Notice. If Tenant shall notify Landlord in writing of its election to enter into such lease as tenant for the additional premises within the said five (5) business day period, Landlord shall deliver and Tenant shall execute a modification of this lease incorporating the rent, terms and conditions as set forth in Landlord's Notice to Tenant with respect to the additional premises. Time is of the essence with respect to Tenant's exercise of its right of first refusal.

     B. Subject to C. below, if Tenant shall fail to notify Landlord in writing of its election to enter into a modification to its lease incorporating the additional premises, within the five (5) business day period referred to in subsection (A) hereof, then the right of first refusal granted to the tenant as set forth in subsection (A) of this section with respect to the additional premises referred to in Landlord's notice, shall automatically terminate and come to and end.

     C. If Tenant shall not elect to lease the additional premises referred to in Landlord's Notice within the five (5) business day period following Landlord's Notice then, Landlord may thereafter deliver the lease for such additional premises to the proposed tenant free of the restrictions herein stated, provided the rent in the lease to be executed is not less than ninety five (95%) percent of the rent set forth in the Landlord's Notice. If said rent is less than 95% of the rent set forth in the Landlord's Notice, then Landlord shall not lease such premises without first complying with the

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          provisions of this Section 9.

     D. This right of first refusal so granted to Tenant shall terminate and become null and void upon the expiration or sooner termination of this Lease.

10.   FIRST FLOOR RIGHT OF FIRST REFUSAL:

     A. Landlord agrees that, prior to entering into a lease for a replacement to the first floor office premises currently leased by Scarinci & Hollenbeck (other than extensions or renewals of the existing lease) Landlord shall, provided Tenant is not then in default of this Lease beyond any applicable notice and cure periods, first notify Tenant in writing of its intention so to do, which notice shall set forth the rent, terms and other conditions upon which such lease is intended to be consummated ("Landlord's Notice"). Tenant shall have a period of five (5) business days following the giving of Landlord's Notice to notify Landlord of its election to enter into a lease for such first floor premises as tenant upon the rent, terms and conditions set forth in Landlord's Notice. If Tenant shall notify Landlord in writing of its election to enter into such lease as tenant for the first floor premises within the said five (5) business day period, Landlord shall deliver and Tenant shall execute a modification of this lease incorporating the rent, terms and conditions as set forth in Landlord's Notice to Tenant with respect to the first floor premises. Time is of the essence with respect to Tenant's exercise of its right of first refusal.

     B. Subject to C. below, if Tenant shall fail to notify Landlord in writing of its election to enter into a modification to its lease incorporating the first floor premises, within the five (5) business day period referred to in subsection (A) hereof, then the right of

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          first refusal granted to the tenant as set forth in section (A) of this section with respect to the first floor premises referred to in Landlord's notice, shall automatically terminate and come to and end.

     C. If Tenant shall not elect to lease the first floor premises referred to in Landlord's Notice within the five (5) business day period following Landlord's Notice then, Landlord may thereafter deliver the lease for such first floor premises to the proposed tenant free of the restrictions herein stated, provided the rent in the lease to be executed is not less than ninety five (95%) percent of the rent, set forth in the Landlord's Notice. If said rent is less than 95% of the rent set forth in the Landlord's Notice, then Landlord shall not lease such premises without first complying with the provisions of this
          Section 10.

     D. This right of first refusal so granted to Tenant shall terminate and become null and void upon the expiration or sooner termination of this Lease.

11. SUBORDINATION, NONDISTURBANCE AND ATTORNMENT: Landlord covenants to use reasonable efforts to obtain of a Subordination, Nondisturbance and Attornment Agreement in a form reasonably acceptable to Tenant ("SNDA") from The Bank of Tokyo-Mitsubishi, Ltd., the holder of the current first mortgage affecting the Building and the land on which the Building is located, provided that Tenant shall pay such reasonable lenders fees in connection with same. With respect to any future mortgages on the Building or future ground leases on the Building or the Land, the subordination of the Lease shall be conditional upon receipt of an SNDA, provided that Tenant shall pay such reasonable lenders fees in connection with same. Landlord represents to Tenant that there is no other Superior Mortgage (as defined in the Lease) and no Superior Leases (as defined in the Lease). If Tenant does not receive the Subordination, Nondisturbance and Attornment Agreement

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referred to in the first sentence of this Section 11 within thirty (30) days of the date hereof, then Tenant may terminate this Fourth Lease Modification Agreement by sending written notice to Landlord at any time prior to the earlier of ninety days from the date hereof or receipt by Tenant of such Subordination, Nondisturbance and Attornment Agreement.

12. COMPETITORS: Landlord shall not lease any space on the ground floor of the Building for any use which is in direct competition to Tenant.

13. BROKER: Landlord and Tenant each represent and warrant that each of them has dealt only with Judd S. Meltzer Co., Inc. as broker (the "Broker') in connection with this Fourth Lease Modification Agreement; and each of them does hereby agree that such party shall indemnify, defend and hold the other harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys fees and disbursements) incurred by the other by reason of any claim of or liability for commissions or other compensation in connection with this Lease to any other broker who shall claim to have dealt with the indemnifying party. Landlord will pay any brokerage commission which may be due to the Broker pursuant to a separate agreement.

14. MISCELLANEOUS: Except as modified by this Fourth Lease Modification Agreement, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Lease
Modification Agreement to be duly executed as of the day and year first above written.

ATTEST:                            HARTZ MOUNTAIN DEVELOPMENT CORP.
                                        ("Landlord")



                                   BY: /s/ Irwin A. Horowitz
------------------------------         -----------------------------------------
                                           Irwin A. Horowitz
                                           Executive Vice President

ATTEST:                            ALLIANCE CAPITAL MANAGEMENT L.P.
                                        ("Tenant")

                              BY: ALLIANCE CAPITAL MANAGEMENT CORPORATION, Its General Partner
                                        ("General Partner")


                                   BY: /s/ John D. Carifa
------------------------------         -----------------------------------------
                                           Name: John D. Carifa
                                           Title: